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                                 EXHIBIT 10.1

                                   AGREEMENT

This Agreement is made this 12th day of June, 1999 by and between Thermo Ecotek Corporation ("TCK") and KFx Inc. ("KFx").

WHEREAS, TCK and KFx entered into a Stock Purchase Agreement dated August 18, 1995 (the "Stock Purchase Agreement"); and

WHEREAS, KFx granted TCK a Stock Purchase Warrant dated August 18, 1995 to purchase 7,750,000 shares of KFx common stock at $3.65 per share; and

WHEREAS, KFx granted TCK another Stock Purchase Warrant dated August 18, 1995 to purchase sufficient shares of KFx to bring TCK's ownership of KFx up to 51% of the common stock of KFx (hereafter, both Stock Purchase Warrants will be referred to as the "Warrants"); and

WHEREAS, KFx desires to eliminate the $3.65 per share ceiling on the price of its common stock; and

WHEREAS, KFx further desires to eliminate the ability of TCK to acquire a controlling interest in KFx; and

WHEREAS, TCK desires to sell the common stock it owns in KFx subject to a minimum market price as defined below.

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:

1. Authorization to KFx to Find a Buyer:  TCK hereby grants KFx authorization to
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   find a buyer (the "Buyer") for all of the 4,250,000 shares of the common stock of KFx owned by TCK (the "TCK Stock") on or before the Termination Date (as defined in Section 3, below) for the consideration specified in Section 2.

2. Consideration:  The price to be paid by Buyer for 100% of the TCK Stock will
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   be $2.00 per share.

3. Termination of Authorization:  KFx's authorization to find a Buyer for the
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   TCK Stock shall expire 180 days from the effective date of this Agreement
   (the "Termination Date").
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4. Extension of Termination Date:
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   A. The Termination Date may be extended by written request by KFx to TCK for up to 60 days, provided however, KFx can demonstrate to the satisfaction of TCK that KFx has a reasonable chance of closing a sale of the TCK Stock during the 60 day extension period, and provided further, the $2.00 per share price shall be increased by 15% to $2.30 per share.

   B. If the TCK Stock is not purchased by a Buyer within such 60-day extension of the Termination Date, KFx's authorization to find a Buyer for the TCK Stock shall automatically terminate, and KFx shall have no further authorization to find a Buyer for the TCK Stock.

5. Registration Statement Covering the TCK Stock:  KFx agrees to prepare and
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   file as soon as possible following the execution of this Agreement a registration statement (the "Registration Statement") covering the resale by TCK of the TCK Stock pursuant to the terms of the Registration Rights Agreement between KFx and TCK dated as of August 18, 1995.

6. Closing of the Sale of the TCK Stock:  If KFx finds a Buyer willing to
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   purchase the TCK Stock on the terms described herein, the Buyer and TCK will negotiate in good faith agreements for the sale and transfer of the TCK Stock. At the Closing of the purchase of the TCK Stock (the "Closing") TCK will transfer the Warrants to KFx for cancellation. KFx shall have no right to directly buy the TCK Stock for its own account or to sell the TCK Stock directly to Buyer. Such agreements with Buyer shall contain certain representations, warranties, terms, conditions, indemnities, and opinions for such stock and warrant transactions. At the Closing, in consideration of TCK's agreement to transfer the warrants to KFx for cancellation, KFx shall provide TCK a general release with respect to KFx and KFx Fuel Partners, L.P. TCK shall provide to KFx a similar general release. Each release shall also include a statement that, upon the closing, each of the Stock Purchase Agreement and Registration Rights Agreement (with the exception of section 6 thereof) dated August 18th, 1995 between KFx and TCK will terminate and no longer be of any force or effect.

7. Opinion of Counsel:  As a condition to the Closing, KFx shall provide TCK
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   with an opinion of counsel, with respect to KFx, that this Agreement complies with and/or does not violate any applicable laws, regulations or KFx agreements.

8. Information About Buyers:  KFx shall keep TCK informed on at least a weekly
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   basis about its progress in finding a Buyer for the TCK Stock, and KFx shall immediately inform TCK about any offer from any Buyer to purchase the TCK Stock.
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9.  Sale by TCK Without KFx Involvement:  If, during the term of this Agreement,
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    TCK should sell all the TCK Stock to a Buyer who was not found by KFx, TCK shall nevertheless agree to terminate the Warrants at the Closing of the sale of the TCK Stock and the Stock Purchase Agreement and Registration Rights Agreement (except for Section 6 thereof) shall terminate and no longer be of any force or effect.

10. Condition Precedent:  It shall be a condition precedent to the effectiveness
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    of this Agreement that the Board of Directors of both KFx and TCK approve the execution and entering to of this Agreement by KFx and TCK, respectively.

11. Representations of KFx:
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(a)    Authority:  KFx has all the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, the performance of KFx hereunder and the consummation by KFx of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by KFx, enforceable against KFx in accordance with its terms.

(b) Noncontravention: Neither the execution or delivery of this Agreement nor the performance by KFx of its obligations hereunder will directly or indirectly (1) violate KFx's certificate of incorporation, bylaws or any contract or agreement or other arrangement to which KFx is a party, or
       (2) violate any statute, law, regulation or order applicable to KFx. Without limiting the foregoing, KFx shall not make any offers of the TCK Stock prior to the effective date of the Registration Statement.

(c) Third Party Consents: No consent, authorization, approval or order of any third party, including any governmental agency, is required in connection with KFx's entry into this Agreement or the consummation by KFx of the transactions contemplated hereby.

12. Governing Law; Prior Agreements:  This Agreement shall be governed by
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    Massachusetts law, and shall supercede all written or oral agreements and contracts with respect to the Stock Purchase Agreement or the Warrants.
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IN WITNESS WHEREOF, the parties execute this Agreement by their duly authorized officers.


KFX INCORPORATED                 THERMO ECOTEK CORPORATION

/s/  Seth L. Patterson           /s/  Brian D. Holt
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Seth L. Patterson                Brian D. Holt
Executive Vice President         President and Chief Executive Officer
and Chief Financial Officer